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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                                   FORM 8-A/A
                                 Amendment No. 2

                                  ------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          MOTIVEPOWER INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             Pennsylvania                                 82-0461010
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


   Two Gateway Center, Pittsburgh, PA                       15222
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(Address of principal executive offices)                  (Zip Code)





If this Form relates to the             If this Form relates to the
registration of a class of debt         registration of a class of debt
securities and is effective upon        securities and is to become
filing pursuant to General              effective simultaneously with the
Instruction A(c)(1) please check        effectiveness of a concurrent
the following box. [ ]                  registration statement under the
                                        Securities Act of 1933 pursuant to
                                        General Instruction A(c)(2) please
                                        check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:


                                              Name of each exchange on which
Title of each class to be so registered       each class is to be registered
---------------------------------------       ------------------------------

   Preferred Share Purchase Rights                New York Stock Exchange


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)



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Item 1.  Description of Registrant's Securities to be Registered.
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         Reference is hereby made to the Form 8-A of MotivePower Industries,
Inc., a Pennsylvania corporation (the "Registrant"), filed with the Securities and Exchange Commission (the "Commission") on May 4, 1999, and amended as of June 3, 1999, and such Form 8-A, as amended, is hereby incorporated by reference herein.

         The Registrant executed the Sixth Amendment (the "Amendment"), dated as of September 26, 1999, to the Rights Agreement, dated as of January 19, 1996, as amended as of April 5, 1996, June 20, 1996, July 25, 1996 and June 2, 1999 (the "Rights Agreement"), between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Rights Agreement.

         As more fully set forth in the Amendment, the Amendment renders the Rights Agreement inapplicable with respect to the transactions contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of September 26, 1999, between the Registrant and Westinghouse Air Brake Company.

         A copy of the Amendment is attached hereto as Exhibit 1 and is incorporated herein by reference. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.  Exhibits.
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         1.   Sixth Amendment to Rights Agreement, dated as of September 26,
              1999, between MotivePower Industries, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MOTIVEPOWER INDUSTRIES, INC.



                                        By: /s/ JEANNETTE FISHER-GARBER
                                            ---------------------------
                                            Jeannette Fisher-Garber
                                            Vice President, General Counsel and
                                            Secretary


Dated:  September 28, 1999

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                                  EXHIBIT INDEX


Exhibit
Number        Description
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   1          Sixth Amendment to Rights Agreement, dated as of September 26,
              1999, between MotivePower Industries, Inc. and ChaseMellon
              Shareholder Services, L.L.C., as Rights Agent.